As filed with the Securities and Exchange Commission on December 16, 2008
Registration No. 333-155745

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PETROLEUM DEVELOPMENT CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	95-2636730
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification Number)
organization)
120 Genesis Boulevard
Bridgeport, WV 26330
(304) 842-3597
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel W. Amidon, Esq.
General Counsel
Petroleum Development Corporation
120 Genesis Boulevard
Bridgeport, WV 26330
(304) 842-3597
(Name, address, including zip code, and telephone number, including area code of agent for service)

With copies to:
Laurence S. Lese, Esq.
Richard A. Silfen, Esq.
Duane Morris LLP
505 9th Street, N.W., Suite 1000
Washington, DC 20004
(202) 776-7800
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall be effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company☐
          The registrant is filing this Amendment No. 1 to Form S-3 to include the following delaying amendment:
          DELAYING AMENDMENT UNDER RULE 473(a): The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SIGNATURES

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 1 on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgeport, State of West Virginia, on December 16, 2008.

PETROLEUM DEVELOPMENT CORPORATION
By:	/s/ RICHARD W. MCCULLOUGH
Richard W. McCullough
Chairman of the Board of Directors, Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD W. MCCULLOUGH* Richard W. McCullough	Chairman of the Board of Directors, Chief Executive Officer and President (principal executive officer)	December 16, 2008

/s/ GYSLE R. SHELLUM* Gysle R. Shellum	Chief Financial Officer (principal financial officer)	December 16, 2008

/s/ DARWIN L. STUMP* Darwin L. Stump	Chief Accounting Officer (principal accounting officer)	December 16, 2008

/s/ STEVEN R. WILLIAMS* Steven R. Williams	Director	December 16, 2008

/s/ VINCENT F. D’ANNUNZIO* Vincent F. D’Annunzio	Director	December 16, 2008

/s/ JEFFREY C. SWOVELAND* Jeffrey C. Swoveland	Director	December 16, 2008

Signature	Title	Date

/s/ KIMBERLY LUFF WAKIM* Kimberly Luff Wakim	Director	December 16, 2008

/s/ DAVID C. PARKE* David C. Parke	Director	December 16, 2008

/s/ ANTHONY J. CRISAFIO* Anthony J. Crisafio	Director	December 16, 2008

/s/ JOSEPH E. CASABONA* Joseph E. Casabona	Director	December 16, 2008

/s/ LARRY F. MAZZA* Larry F. Mazza	Director	December 16, 2008

* By:	/S/ DANIEL W. AMIDON Daniel W. Amidon	General Counsel and Attorney-in-Fact pursuant to power of attorney	December 16, 2008